UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 2, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 8, 2010, Ikanos Communications, Inc. (the “Company”) issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended January 3, 2010. A copy of this press release is furnished as Exhibit 99.1 to this report.

The information provided under Item 2.02 in this Current Report on Form 8-K and the Exhibit attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

The Company is making reference to non-GAAP financial information in both the press release and on the conference call. A reconciliation of non-GAAP financial measures contained in the press release to the comparable GAAP financial measures is contained in the attached press release, and a reconciliation of this and other non-GAAP financial information provided on the conference call is contained on the Company’s web page at www.ikanos.com.

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 2, 2010, the Company’s Board of Directors approved a restructuring plan, consisting of the consolidation and rebalancing of its workforce and the closure of a small research and development location. The restructuring charges consist of estimated severance expenses of $1.2 million to $1.4 million and facility exit costs of approximately $0.2 million. The costs are expected to result in cash disbursements through July 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued February 8, 2010.*

*	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/S/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

Date: February 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued February 8, 2010.*

*	Furnished, not filed.